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                                                                    EXHIBIT 23.3

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
United Natural Foods, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of United Natural Foods, Inc. of our report dated March 9, 1995, relating to the balance sheet of Prem Mark, Inc. as of December 31, 1994 and the related statements of income, stockholder's investment and cash flows for the fifty-three weeks then ended, which report appears in the Registration Statement on Form S-1 (No. 333-11349) of United Natural Foods, Inc.

                                   /s/ Arthur Andersen LLP


Denver, Colorado
January 16, 1997